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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAIN STREET BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	58-2104977
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

676 Chastain Road
Kennesaw, Georgia 30144
Address and Zip Code of Principal Executive Offices)

Main Street Bank 401(k) Profit Sharing Plan
(Full title of the Plan)

Edward C. Milligan,
President and Chief Executive Officer
Main Street Banks, Inc.
676 Chastain Road
Kennesaw, GA 30144
(770) 422-2888
(Name and address and telephone number (including area code) of agent for service)

with copies to.

T. Kennerly Carroll, Jr.
Miller & Martin LLP
1275 Peachtree Street, N.E.
7th Floor
Atlanta, Georgia 30309
(404) 962-6406

Calculation of Registration Fee

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Main Street Banks, Inc. Common Stock No par value	100,000	$18.94(1)	$1,894,000(1)	$174.25(1)

Participation Interests in the Main Street Bank 401(k) Profit Sharing Plan	(2)	(3)	(3)	(3)

(1)
Pursuant to Rule 457 (c) and (h), the proposed offering price per share, the proposed aggregate offering price and the registration fee for the common stock have been computed with respect to the aggregate contribution of employees as if all plan participants invested in the 100,000 shares of common stock of the Registrant to be purchased on the open market, computed and based on the average of the high and low common stock price of the Registrant on October 31, 2002.

(2)
Pursuant to Rule 416(c) under the securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests ("Participation Interests") to be offered or sold pursuant to the employee benefit plan described herein.

(3)
Not applicable.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

  a.
  The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 29, 2002.

  b.
  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in paragraph (a) above.

  c.
  The description of the Registrant's common stock to be offered hereby is contained in the Registrant's Registration Statement filed on form 8-A, as filed on November 7, 1994, as amended, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code set forth provisions pertaining to the indemnification of and insurance for directors and officers of the Registrant. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation unless such indemnification is contrary to provisions contained in the Registrant's Articles of Incorporation (the "Articles"). The Georgia Business Corporation Code also grants the Registrant additional authority to indemnify its directors, officers, employees and agents against liability for certain of their acts.

        Article 10 of the Registrant's Articles limits the liability of directors of the Registrant for monetary damages arising out of a breach of any duty as a director, except liability for:

  (i)
  any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

  (ii)
  acts or omissions not in good faith or which involve intentional misconduct or a known violation of law;

  (iii)
  the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

  (iv)
  any transaction form which the director derived an improper material tangible personal benefit.

        The Articles provide that any repeal or modification of the foregoing provisions may be prospective only and may not adversely affect any right or protection of a director existing at the time of such repeal or modification. Any repeal or modification requires the affirmative vote of: (a) two-thirds (2/3rds) of the directors then in office; or (b) two-thirds (2/3rds) of the issued and outstanding shares of the Registrant entitled to vote thereon, after being given proper notice.

        Section 9.2(a) of the Bylaws provides that the Registrant shall indemnify or obligate itself to indemnify an individual director made a party to a proceeding if he acted in a manner he believed in good faith to be in, or not opposed to, the best interests of the Registrant and, in the case of any criminal proceeding, had no reasonable cause to believe that conduct was unlawful. Pursuant to section 9.2(d), the Registrant may not indemnify a director under Section 9.2 of the Bylaws: (i) in connection with a proceeding by, or in the right of the Registrant in which the director was adjudged to be liable to the Registrant; or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, indemnification under Section 9.2 is limited to reasonable expenses incurred in connection with the proceeding.

        Section 9.3 of the Bylaws provides that, to the extent a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director of the Registrant, the Registrant shall indemnify the director against reasonable expenses incurred by him in connection therewith.

        According to Section 9.5 of the Bylaws, upon application by a director, a court may order indemnification or advancement for expenses in it determines that: (1) the director is entitled to mandatory indemnification pursuant to Section 9.3 of the Bylaws, in which case, the court shall also order the Registrant to pay the director's reasonable expenses incurred to obtain the court-ordered indemnification; (ii) the director is fairly and reasonably entitled to indemnification in view of all relevant circumstances, whether or not he met the standard of conduct contained in Section 9.2(a) of the Bylaws or was adjudged liable as described in Section 9.2(d); however, if he was adjudged so liable the indemnification shall be limited to reasonable expenses incurred unless otherwise stated by contract, resolution ratified or approved by the stockholders or Articles; or (iii) in the case of advances for expenses, the director is entitled to payment, according to the Articles, Bylaws, or any resolution or contract, of reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding.

        Section 9.7 of the Bylaws allows the Registrant to indemnify a director made a party to any proceeding, including a proceeding brought by or in the right of the Registrant, without regard to limitations set forth elsewhere in the Bylaws or Georgia Business Corporation Code, so long as such indemnification or obligation is authorized by the Articles, the Bylaws, contract, or a resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, except that if liability is incurred in any proceeding in which the director is adjudged to be liable to the Registrant or is subjected to injunctive relief in favor of the Registrant:

  (i)
  For any appropriation, in violation of his or her duties, of any business opportunity of the Registrant;

  (ii)
  For acts or omissions that involve intentional misconduct or known violations of law;

  (iii)
  For the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

  (iv)
  For any transaction in which the director received an improper personal benefit,

Indemnification shall not be permitted.

        As set forth in Section 9.8 of the Bylaws, an officer of the Registrant who is not a director is entitled to indemnification and advancement of expenses to the same extent, and subject to the same conditions, except with respect to court-ordered indemnification under Section 9.5 of the Bylaws, to which such officer shall have no right, as a director of the Registrant.

        Also pursuant to Section 9.8 of the Bylaws, an employee or agent of the Registrant who is not a director or officer is entitled to indemnification and advancement of expenses to the same extent, and subject to the same conditions, except with respect to shareholder approved indemnification under Section 9.7 of the Bylaws, to which such employee or agent shall have no right, as a director of the Registrant.

        Notwithstanding the foregoing, Section 9.12 of the Bylaws provides that if the Georgia Business Corporation Code's provisions dealing with indemnification of directors, officers, agents and employees is ever amended to broaden the parameters of authorized indemnification, then the indemnification of such persons by the Registrant shall be expanded to the fullest extent permitted by Georgia law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The following exhibits are filed as part of the Registration Statement:

Exhibit	Description
4.1	Articles of Incorporation of Main Street Bank, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-78046 on Form S-4) as amended by Certificate of Merger and Name Change (incorporated by reference to Exhibit 3.1 of the December 31, 1996, Form 10-KSB).
4.2	Bylaws of Main Street Bank, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-78046 on Form S-4).
4.3	Main Street Bank 401(k) Profit Sharing Plan and Trust (the "Plan"), revised May 6, 1992.
4.4	Main Street Bank 401(k) Profit Sharing Plan Adoption Agreement, effective October 1, 2001.
23	Consent of Ernst & Young LLP.
99.1	Plan Annual Report filed with the Internal Revenue Service on or about September 13, 2002.
99.2	Plan Audited Financial Statements and Supplemental Schedule for the year ended December 31, 2001.

        An opinion of counsel is not being filed because the securities being registered are not original issuance securities. The Registrant has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service to maintain qualification of the Plan.

Item 9. Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

            1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934;

  and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of October 2002.

MAIN STREET BANKS, INC.
By:	/s/ EDWARD C. MILLIGAN Edward C. Milligan Chief Executive Officer and Chairman

        Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EDWARD C. MILLIGAN Edward C. Milligan	Chief Executive Officer and Chairman	10/28/02
/s/ ROBERT D. MCDERMOTT Robert D. McDermott	Chief Financial Officer (Principal Financial and Accounting Officer)	10/31/02
/s/ SAMUEL B. HAY III Samuel B. Hay III	President and Director	10/29/02
/s/ ROBERT R. FOWLER III Robert R. Fowler III	Vice Chairman and Director	10/29/02
P. Harris Hines	Director
Harry L. Hudson Jr.	Director
/s/ C. CANDLER HUNT C. Candler Hunt	Director	11/01/02

/s/ FRANK B. TURNER Frank B. Turner	Director	10/30/02

        Pursuant to the registration requirements of the Securities Act of 1933, as amended, the Plan Trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on October 29, 2002.

Main Street Bank 401(k) Profit Sharing Plan (Plan)
By:	/s/ SAMUEL B. HAY III Samuel B. Hay III, Trustee

Index to Exhibits

Exhibit Number	Description
4.1	Articles of Incorporation of Main Street Bank, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement No. 33-78046 on Form S-4) as amended by Certificate of Merger and Name Change (incorporated by reference to Exhibit 3.1 of the December 31, 1996, Form 10-KSB).
4.2	Bylaws of Main Street Bank, Inc. (incorporated by reference to Exhibit 3.2 to Registration Statement No. 33-78046 on Form S-4).
4.3	Main Street Bank 401(k) Profit Sharing Plan and Trust (the "Plan"), revised May 6, 1992.
4.4	Main Street Bank 401(k) Profit Sharing Plan Adoption Agreement, effective October 1, 2001.
23	Consent of Ernst & Young LLP.
99.l	Plan Annual Report filed with the Internal Revenue Service on or about September 13, 2002.
99.2	Plan Audited Financial Statements and Supplemental Schedule for the year ended December 31, 2001.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
Index to Exhibits